Exhibit 99.1

News Announcement

Conference Call:	Today, July 21, 2011 at 10:00 a.m. ET
Dial-in number:	212/231-2917
Webcast:	www.pngaming.com

Replay information provided below

CONTACT:
William J. Clifford	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING SECOND QUARTER REVENUE RISES 15% TO $687.9 MILLION, ADJUSTED EBITDA INCREASES 33% TO $189.6 MILLION

- Second Quarter Net Income Attributable to Penn National

Shareholders of $76.0 Million, or $0.71 Per Diluted Share -

- Establishes 2011 Third Quarter Guidance and Updates 2011 Full Year Guidance -

Wyomissing, Penn., (July 21, 2011) — Penn National Gaming, Inc. (PENN: Nasdaq) today reported second quarter operating results for the three months ended June 30, 2011, as summarized below:

Summary of Second Quarter Results

	Three Months Ended June 30,
(in millions, except per share data)	2011 Actual	2011 Guidance (2)	2010 Actual
Net revenues	$687.9	$682.7	$598.3
Adjusted EBITDA (1)	189.6	179.4	142.2
Less: Impact of stock compensation, impairment losses, insurance recoveries and deductible charges, depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, loss on early extinguishment of debt, and other expenses	(113.6)	(129.7)	(135.2)
Less: Net loss attributable to noncontrolling interests	—	—	(2.2)
Net income attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries	$76.0	$49.7	$9.2

Diluted earnings per common share attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries	$0.71	$0.47	$0.09

(1)          Adjusted EBITDA is income (loss) from operations, excluding the impact of stock compensation, impairment losses, insurance recoveries and deductible charges, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of loss from unconsolidated affiliates.  A reconciliation of net income (loss) attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries per accounting principles generally accepted in the United States of America (“GAAP”) to adjusted EBITDA, as well as income (loss) from operations per GAAP to adjusted EBITDA, is included in the accompanying financial schedules.

(2)          The figures in this column present the guidance Penn National Gaming provided on April 21, 2011 for the three months ended June 30, 2011.

-more-

Review of Second Quarter 2011 Results vs. Guidance and Second Quarter 2010 Results

	Three Months
	Ended
	June 30, 2011
	Pre-tax	After-tax
	(in thousands)
Income attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries, as reported	$114,309	$75,989
Final insurance settlement for Hollywood Casino Joliet fire (2)	(16,844)	(10,772)
Insurance deductible charges for Hollywood Casino Tunica flood (3)	5,209	3,331
M Resort transaction costs	957	612
Property and unconsolidated affiliates results	(11,209)	(6,501)
Income tax rate variance from guidance primarly due to FIN 48 reserve reversal	—	(10,412)
Depreciation, amortization and loss on disposals variance from guidance	(4,513)	(2,617)
Other	100	95
Income attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries, per guidance (1)	$88,009	$49,725

	Three Months Ended
	June 30,
	2011	2011 Guidance (1)	2010
Diluted earnings per common share attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries	$0.71	$0.47	$0.09
Final insurance settlement for Hollywood Casino Joliet fire (2)	(0.10)
Insurance deductible charges for Hollywood Casino Tunica flood (3)	0.03
M Resort transaction costs	0.01
Income tax rate variance from guidance primarly due to FIN 48 reserve reversal	(0.10)
Depreciation, amortization and loss on disposals variance from guidance		0.02
Net loss attributable to noncontrolling interests			(0.02)
Impairment loss for land held for sale in Columbus, Ohio’s Arena District			0.18
Police service contract termination at Hollywood Casino Aurora			0.04
Diluted earnings per common share attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries excluding items not included in guidance	$0.55	$0.49	$0.29

(1)          The guidance figures in the tables above present the guidance Penn National Gaming provided on April 21, 2011 for the three months ended June 30, 2011.

(2)          Reflects final property and business interruption insurance settlement of the March 2009 Hollywood Casino Joilet fire.

(3)          Reflects insurance deductibles for property damage and business interruption related to flooding that closed Hollywood Casino Tunica from May 1, 2011 to May 25, 2011.

Peter M. Carlino, Chairman and Chief Executive Officer of Penn National Gaming commented, “The second quarter marked another period of improved operating performance on both a same-facility and consolidated basis, further progress with our development projects and continued strength in the Company’s liquidity and credit profile.

“Our second quarter revenue and adjusted EBITDA growth of 15% and 33%, respectively, exceeded guidance and highlight the ongoing strength of our regionally diversified gaming operations, continued success with our initiatives to improve operating efficiencies and margins, and solid returns on capital deployed over the last year for expanded and newly opened facilities.  Penn National’s second quarter property adjusted EBITDA exceeded guidance by $11.2 million despite the 25-day closure during the quarter of Hollywood Casino Tunica due to flooding.  Reflecting the double-digit revenue growth and our continued focus on operating efficiently and marketing rationally, second quarter consolidated property adjusted EBITDA margins rose 345 basis points year over year to 30.36%.

“Revenue and adjusted EBITDA growth across our portfolio was broad-based including the benefit of last summer’s addition of table games at Hollywood Casino at Charles Town Races in West

Virginia and Hollywood Casino at Penn National Race Course in Pennsylvania.  With the recent opening of the sports bar and lounge at Charles Town, we have completed the property’s expansion to complement our table game product offerings and have transformed this facility into one of the largest full amenity casinos in North America.  In addition, Hollywood Casino Perryville had a successful opening last fall and we benefited from a month of operations from M Resort.  Hollywood Casino Perryville generated $5.7 million in quarterly adjusted EBITDA and M Resort contributed $2.1 million of property adjusted EBITDA (excluding transaction costs) in the month of June.  Overall, thirteen of our fifteen gaming facilities generated year-over-year adjusted EBITDA improvements and fourteen increased their adjusted EBITDA margins.

“Despite concerns about a slowdown in U.S. economic growth, during the first half of 2011 we’ve seen gradual improvements in consumer trends, though there continues to be month-to-month revenue volatility in several of the markets where we operate.  With second quarter results exceeding guidance and expectations for continued positive operating momentum throughout 2011, we are raising our full year 2011 revenue and adjusted EBITDA guidance to $2.7 billion and $723.5 million, respectively.

“Last week, Penn National entered into a new $2.15 billion senior secured credit facility which provides the Company with favorable financing terms and improved financial flexibility.  We now have access to an undrawn $700 million five-year revolving credit facility and have outstanding two term loans of $700 million and $750 million, with maturities of five and seven years, respectively.   Penn National’s new senior secured credit facility continues to allow for debt and equity repurchases and provides the Company with increased flexibility to make investments and eliminate limits on the Company’s capital expenditures.  Reflecting our continued focus on actively and conservatively managing our capital structure to provide the financial flexibility to support our near-and long-term growth initiatives, we recently gave notice to call all $250 million of our 6 ¾% Senior Subordinated Notes due to mature in 2015, at 102.25 effective August 19, 2011.

“In June, Penn National entered into an agreement to divest its joint venture interest in the Maryland Jockey Club as we believe its tracks will be well served under a sole ownership structure.   Given that Penn National previously wrote down the value of this investment due to a goodwill impairment charge at the Maryland Jockey Club, we expect to record a gain from the sale in the third quarter.  Going forward in Maryland, our focus will be on resuming live and simulcast racing at the now dormant Rosecroft Raceway in Prince George’s County, which we acquired earlier this year, with the hope of eventually offering expanded gaming there, and building on the initial success of Hollywood Casino Perryville.

“Looking forward, operating results in the second half of 2011 will benefit from our recently completed acquisition of The M Resort, an upscale resort in the Las Vegas market.  Given its extensive, high-quality amenities and location with access to I-15, the facility is uniquely capable of addressing upscale local clientele, Southern California customers, destination-oriented casino visitors and meeting and convention groups.  M Resort recorded second quarter property revenue of $43.1 million and adjusted EBITDA of $5.6 million before the impact of transaction costs.  This compares favorably to the prior year revenue and adjusted EBITDA of $41.9 million and $4.5 million, respectively.   We are confident that our operating discipline, rationalized approach to marketing and active player database can continue to improve the property’s financial performance over time.

“In 2012, our three casino projects in Ohio and Kansas will begin contributing to adjusted EBITDA.  Based on the current pace of construction, Hollywood Casino at Kansas Speedway and Hollywood Casino Toledo are expected to open in the first quarter of 2012 and first half of 2012, respectively, provided the required regulatory framework and approvals are in place.   In addition to continued construction progress on these projects, during the quarter we appointed three proven casino executives to lead these new properties, interact with the local communities and recruit over 2,000 employees to staff these new facilities.

“During the second quarter, we entered into a contingent agreement with The City of Columbus that called for annexation of the site of Hollywood Casino Columbus into the City of Columbus in exchange for water and sewer service and other considerations.  The agreement was conditioned, among other things, on the sale of real estate previously purchased by the Company in downtown Columbus for $11 million and an acceptable settlement agreement with certain affiliates of the Columbus Dispatch.  While neither of these conditions were satisfied by the July 19, 2011 deadline set forth in the settlement agreement, we believe that we have now reached an agreement in principle among all parties relative to the satisfaction of these conditions.  We expect to complete the documentation of these matters shortly.  In the meantime, construction has continued on our planned $400 million Hollywood Casino Columbus project, which we expect to open in the fourth quarter of next year.

“In addition, near the very end of the second quarter, we reached an agreement in principle with the State of Ohio that will provide greater clarity regarding our total state tax burden and future competition, and establishes the framework including licensing fees, tax structure and minimal capital expenditures for the placement of VLTs at the state’s seven racetracks.  In addition, the State Legislature authorized the Racing Commission to permit the potential relocation of existing racetracks to Youngstown and Dayton, which we plan to pursue with our Raceway Park and Beulah Park licenses in Toledo and Grove City, in order to optimize the employment and tax benefits to Ohio and the local host communities.”

Development and Expansion Projects

The table below summarizes Penn National Gaming’s current facility development projects:

Project/Scope	New Gaming Positions	Planned Total Budget	Penn National’s Share of Planned Total Budget	Amount Expended through June 30, 2011	Expected Opening Date
		(in millions)

Hollywood Casino at Charles Town Races (WV) - Renovations to various areas of existing facility to allow for 85 table games, 27 poker tables, a steakhouse, sports bar and entertainment lounge.	865	$40	$40	$34.2	Table Games/Poker - Opened July 2010/ Steakhouse - Opened November 2010/ Sports Bar and Entertainment Lounge - Opened June 2011

Hollywood Casino Toledo (OH) - Construction is underway at the Toledo site, for a casino with 2,000 slot machines, 60 table games and 20 poker tables, structured and surface parking, plus food and beverage outlets and entertainment lounge.	2,620	$300	$300	$58.2	First Half 2012

Hollywood Casino Columbus (OH) - Construction began with the April 25, 2011 groundbreaking for the Columbus Delphi site with a planned casino offering up to 3,000 slot machines, 70 table games and 30 poker tables, structured and surface parking, plus food and beverage outlets and entertainment lounge.	3,790	$400	$400	$101.6	4th Quarter 2012

Hollywood Casino at Kansas Speedway (KS) - Project is underway with Kansas Lottery Commission approval for an 82,000 square foot casino, with approximately 2,000 slot machines, 52 table games including 12 poker tables, a 1,253 space parking deck, plus a variety of dining and entertainment options.	2,375	$411	$155	$60.5	First Quarter 2012

Financial Guidance

The table below sets forth current guidance targets for financial results for the 2011 third quarter and full year, based on the following assumptions:

•                  Included in adjusted EBITDA is a gain of approximately $20 million based on an anticipated closing date of August 1 for the disposition of our joint venture interest in the Maryland Jockey Club;

•                  Includes seven months of operating results of the M Resort;

•                  The opening in mid-July of the tenth gaming facility in Illinois;

•                  The signing of an extension of the Casino Rama Management agreement at a similar rate structure;

•                  Includes a full year of results for Beulah Park;

•                  Includes a total of $10.6 million of pre-opening expenses, with $2.4 million projected to be incurred in the third quarter of 2011;

•                  Does not include expected gains from insurance proceeds related to the Hollywood Casino Tunica flood;

•                  Includes the results of operating Rosecroft with a live meet in the second half of 2011;

•                  Depreciation and amortization charges in 2011 of $213.3 million, with $53.4 million projected to be incurred in the third quarter of 2011;

•                  Capital structure will consist of the following debt instruments after redemption of our $250 million 6 ¾% senior subordinated notes which will be funded through our revolver which is currently un-drawn:

Type	Maturity	Rate	Capacity/Amount
Revolver	July 2016	LIBOR + 175 bps	$700 million
Term Loan A	July 2016	LIBOR + 175 bps	$700 million
Term Loan B	July 2018	LIBOR + 275 bps*	$750 million
Sr. Subordinated Notes	August 2019	8.75%	$325 million

* The Term Loan B is also subject to a LIBOR floor of 100 basis points

•                  $97.4 million of excess cash was utilized to repay principal debt of $68 million, with the remainder representing bank underwriting and advisory fees, other issuance costs and accrued interest and fees on the retired debt;

•                  Debt extinguishment charges of $18.6 million ($13 million of which is non-cash) incurred in the third quarter of 2011

•                  Estimated non-cash stock compensation expenses of $24.9 million for 2011, with $6.3 million of the cost incurred in the third quarter of 2011;

•                  LIBOR is based on the forward curve;

•                  Blended income tax rate of 38.2% for 2011;

•                  A diluted share count of approximately 107.4 million shares for the full year; and,

•                  There will be no material changes in applicable legislation or regulation, world events, weather, economic conditions, or other circumstances beyond our control that may adversely affect the Company’s results of operations.

	Three Months Ending September 30,		Full Year Ending December 31,
(in millions, except per share data)	2011 Guidance	2010 Actual	2011 Revised Guidance	2011 Prior Guidance (2)	2010 Actual
Net revenues	$703.6	$638.3	$2,727.1	$2,707.5	$2,459.1
Adjusted EBITDA (1)	197.4	162.0	723.5	677.0	585.9
Less: Impact of stock compensation, impairment losses, insurance recoveries and deductible charges, depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, loss on early extinguishment of debt, and other expenses	(140.3)	(113.7)	(491.4)	(501.6)	(647.6)
Less: Net loss attributable to noncontrolling interests	—	—	—	—	(2.2)
Net income (loss) attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries	$57.1	$48.3	$232.1	$175.4	$(59.5)

Diluted earnings (loss) per common share attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries	$0.53	$0.46	$2.16	$1.64	$(0.76)

(1)          Adjusted EBITDA is income (loss) from operations, excluding the impact of stock compensation, impairment losses, insurance recoveries and deductible charges, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of loss from unconsolidated affiliates.

(2)          These figures present the guidance Penn National provided on April 21, 2011 for the full year ending December 31, 2011.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information — Operations

(in thousands) (unaudited)

	NET REVENUES		ADJUSTED EBITDA
	Three Months Ended June 30,		Three Months Ended June 30,
	2011	2010	2011	2010
Hollywood Casino at Charles Town Races (1)	$148,737	$112,365	$49,263	$31,965
Hollywood Casino Lawrenceburg	109,975	110,165	36,133	33,482
Hollywood Casino at Penn National Race Course (1)	86,423	79,974	23,225	16,886
Hollywood Casino Aurora	43,360	41,889	14,779	5,978
Hollywood Casino Joliet	38,924	34,408	9,328	10,011
Argosy Casino Riverside	49,670	47,483	18,212	16,417
Hollywood Casino Baton Rouge	29,436	29,007	11,382	10,575
Argosy Casino Alton	18,106	18,138	4,972	3,758
Hollywood Casino Tunica (2)	13,646	21,916	3,670	5,784
Hollywood Casino Bay St. Louis	21,632	22,123	5,384	4,382
Argosy Casino Sioux City	14,795	13,824	6,054	5,043
Boomtown Biloxi	17,331	17,110	4,693	4,059
Hollywood Slots Hotel and Raceway	17,279	17,541	4,006	3,590
Bullwhackers	3,040	4,829	487	(247)
Black Gold Casino at Zia Park	21,791	20,064	7,532	6,843
Hollywood Casino Perryville (3)	29,590	—	5,679	(637)
M Resort (4)	14,795	—	1,126	—
Casino Rama management service contract	4,037	4,012	3,653	3,687
Raceway Park	1,792	1,854	(336)	(267)
Sanford-Orlando Kennel Club	1,653	1,609	(9)	98
Beulah Park (5)	1,867	—	(489)	—
Rosecroft Raceway (6)	—	—	(367)	—
Unconsolidated affiliates	—	—	431	(425)
Corporate overhead	—	—	(19,185)	(18,756)
Total	$687,879	$598,311	$189,623	$142,226

	NET REVENUES		ADJUSTED EBITDA
	Six Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Hollywood Casino at Charles Town Races (1)	$288,629	$215,580	$94,113	$60,310
Hollywood Casino Lawrenceburg	220,951	221,211	72,251	67,314
Hollywood Casino at Penn National Race Course (1)	169,279	155,584	43,630	32,220
Hollywood Casino Aurora	85,647	85,878	29,489	18,799
Hollywood Casino Joliet	77,926	70,452	17,372	18,565
Argosy Casino Riverside	97,860	96,202	35,784	33,898
Hollywood Casino Baton Rouge	60,067	59,556	24,431	22,338
Argosy Casino Alton	36,336	36,756	9,983	7,965
Hollywood Casino Tunica (2)	34,181	44,278	9,760	12,418
Hollywood Casino Bay St. Louis	43,443	43,453	11,010	8,427
Argosy Casino Sioux City	29,865	28,498	12,161	10,543
Boomtown Biloxi	36,184	35,317	10,436	9,274
Hollywood Slots Hotel and Raceway	32,568	33,766	7,111	6,580
Bullwhackers	6,003	9,712	622	(615)
Black Gold Casino at Zia Park	44,381	40,690	15,314	13,950
Hollywood Casino Perryville (3)	57,345	—	10,233	(775)
M Resort (4)	14,795	—	1,126	—
Casino Rama management service contract	7,354	7,206	6,678	6,496
Raceway Park	3,147	3,165	(488)	(406)
Sanford-Orlando Kennel Club	3,255	3,330	244	292
Beulah Park (5)	5,686	—	(1,157)	—
Rosecroft Raceway (6)	—	—	(699)	—
Unconsolidated affiliates	—	—	(1,923)	(1,837)
Corporate overhead	—	—	(39,823)	(34,768)
Total	$1,354,902	$1,190,634	$367,658	$290,988

(1)          Table games were added to these two properties in July 2010, which significantly benefited results compared to the prior year.

(2)          Hollywood Casino Tunica was closed from May 1, 2011 to May 25, 2011 due to flooding.

(3)          Hollywood Casino Perryville opened to the public on September 27, 2010.

(4)          The conversion of all of the outstanding bank and subordinated debt of the M Resort into its ownership was completed on June 1, 2011 and results were negatively impacted by transaction costs of $957 thousand.

(5)          Beulah Park was acquired on July 1, 2010.

(6)          Rosecroft Raceway was acquired on February 28, 2011. The Company is currently in the process of developing a financially viable plan for operating the track.

Reconciliation of Adjusted EBITDA to Net income attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries (GAAP)

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

(in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Adjusted EBITDA	$189,623	$142,226	$367,658	$290,988
(Gain) loss from unconsolidated affiliates	(431)	425	1,923	1,837
Depreciation and amortization	(54,230)	(52,653)	(107,388)	(103,833)
Charge for stock compensation	(6,124)	(6,669)	(12,349)	(13,053)
Impairment losses	—	(30,590)	—	(30,726)
Insurance recoveries, net of deductible charges	11,555	(155)	13,249	(214)
Gain (loss) on disposal of assets	199	(873)	234	(937)
Income from operations	$140,592	$51,711	$263,327	$144,062
Interest expense	(26,109)	(32,911)	(55,135)	(67,203)
Interest income	96	611	149	1,341
Gain (loss) from unconsolidated affiliates	431	(425)	(1,923)	(1,837)
Loss on early extinguishment of debt	—	(519)	—	(519)
Other	(701)	1,307	(2,344)	(14)
Taxes on income	(38,320)	(12,802)	(76,557)	(32,703)
Net income including noncontrolling interests	75,989	6,972	127,517	43,127
Less: Net loss attributable to noncontrolling interests	—	(2,184)	—	(2,193)
Net income attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries	$75,989	$9,156	$127,517	$45,320

Reconciliation of Income (loss) from operations (GAAP) to Adjusted EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Three Months Ended June 30, 2011

	Income (loss) from operations	Charge for stock compensation	Insurance recoveries, net of deductible charges	Depreciation and amortization	(Gain) loss on disposal of assets	Gain from unconsolidated affiliates	Adjusted EBITDA
Hollywood Casino at Charles Town Races (1)	$43,005	$—	$—	$6,258	$—	$—	$49,263
Hollywood Casino Lawrenceburg	27,293	—	—	8,885	(45)	—	36,133
Hollywood Casino at Penn National Race Course (1)	15,184	—	—	8,044	(3)	—	23,225
Hollywood Casino Aurora	12,931	—	—	1,849	(1)	—	14,779
Hollywood Casino Joliet	22,716	—	(16,844)	3,538	(82)	—	9,328
Argosy Casino Riverside	14,988	—	—	3,224	—	—	18,212
Hollywood Casino Baton Rouge	9,543	—	—	1,830	9	—	11,382
Argosy Casino Alton	3,635	—	—	1,337	—	—	4,972
Hollywood Casino Tunica (2)	(3,072)	—	5,209	1,493	40	—	3,670
Hollywood Casino Bay St. Louis	1,406	—	—	3,968	10	—	5,384
Argosy Casino Sioux City	4,719	—	80	1,256	(1)	—	6,054
Boomtown Biloxi	1,701	—	—	3,070	(78)	—	4,693
Hollywood Slots Hotel and Raceway	742	—	—	3,264	—	—	4,006
Bullwhackers	336	—	—	199	(48)	—	487
Black Gold Casino at Zia Park	6,448	—	—	1,084	—	—	7,532
Hollywood Casino Perryville (3)	3,796	—	—	1,883	—	—	5,679
M Resort (4)	542	—	—	584	—	—	1,126
Casino Rama management service contract	3,653	—	—	—	—	—	3,653
Raceway Park	(405)	—	—	69	—	—	(336)
Sanford-Orlando Kennel Club	(51)	—	—	42	—	—	(9)
Beulah Park (5)	(698)	—	—	209	—	—	(489)
Rosecroft Raceway (6)	(725)	—	—	358	—	—	(367)
Unconsolidated affiliates	—	—	—	—	—	431	431
Corporate overhead	(27,095)	6,124	—	1,786	—	—	(19,185)
Total	$140,592	$6,124	$(11,555)	$54,230	$(199)	$431	$189,623

Three Months Ended June 30, 2010

	Income (loss) from operations	Charge for stock compensation	Impairment losses	Insurance deductible charges	Depreciation and amortization	(Gain) loss on disposal of assets	Loss from unconsolidated affiliates	Adjusted EBITDA
Hollywood Casino at Charles Town Races	$26,034	$—	$—	$—	$5,941	$(10)	$—	$31,965
Hollywood Casino Lawrenceburg	23,814	—	104	—	9,594	(30)	—	33,482
Hollywood Casino at Penn National Race Course	8,186	—	—	—	8,682	18	—	16,886
Hollywood Casino Aurora	3,632	—	—	—	1,812	534	—	5,978
Hollywood Casino Joliet	6,406	—	—	155	3,509	(59)	—	10,011
Argosy Casino Riverside	13,200	—	—	—	3,215	2	—	16,417
Hollywood Casino Baton Rouge	8,183	—	—	—	2,279	113	—	10,575
Argosy Casino Alton	2,320	—	—	—	1,440	(2)	—	3,758
Hollywood Casino Tunica	4,207	—	—	—	1,573	4	—	5,784
Hollywood Casino Bay St. Louis	516	—	—	—	3,585	281	—	4,382
Argosy Casino Sioux City	3,929	—	—	—	1,109	5	—	5,043
Boomtown Biloxi	969	—	—	—	3,085	5	—	4,059
Hollywood Slots Hotel and Raceway	112	—	—	—	3,478	—	—	3,590
Bullwhackers	(460)	—	—	—	213	—	—	(247)
Black Gold Casino at Zia Park	5,590	—	—	—	1,241	12	—	6,843
Hollywood Casino Perryville	(637)	—	—	—	—	—	—	(637)
Casino Rama management service contract	3,687	—	—	—	—	—	—	3,687
Raceway Park	(368)	—	—	—	101	—	—	(267)
Sanford-Orlando Kennel Club	(30)	—	—	—	128	—	—	98
Unconsolidated affiliates	—	—	—	—	—	—	(425)	(425)
Corporate overhead	(57,579)	6,669	30,486	—	1,668	—	—	(18,756)
Total	$51,711	$6,669	$30,590	$155	$52,653	$873	$(425)	$142,226

(1)	Table games were added to these two properties in July 2010, which significantly benefited results compared to the prior year.
(2)	Hollywood Casino Tunica was closed from May 1, 2011 to May 25, 2011 due to flooding.
(3)	Hollywood Casino Perryville opened to the public on September 27, 2010.
(4)

The conversion of all of the outstanding bank and subordinated debt of the M Resort into its ownership was completed on June 1, 2011 and results were negatively impacted by transaction costs of $957 thousand.

(5)	Beulah Park was acquired on July 1, 2010.
(6)	Rosecroft Raceway was acquired on February 28, 2011. The Company is currently in the process of developing a financially viable plan for operating the track.

Reconciliation of Income (loss) from operations (GAAP) to Adjusted EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Six Months Ended June 30, 2011

	Income (loss) from operations	Charge for stock compensation	Insurance recoveries, net of deductible charges	Depreciation and amortization	(Gain) loss on disposal of assets	Loss from unconsolidated affiliates	Adjusted EBITDA
Hollywood Casino at Charles Town Races (1)	$81,710	$—	$—	$12,403	$—	$—	$94,113
Hollywood Casino Lawrenceburg	54,552	—	—	17,744	(45)	—	72,251
Hollywood Casino at Penn National Race Course (1)	27,114	—	—	16,519	(3)	—	43,630
Hollywood Casino Aurora	25,774	—	—	3,716	(1)	—	29,489
Hollywood Casino Joliet	28,943	—	(18,538)	7,105	(138)	—	17,372
Argosy Casino Riverside	29,383	—	—	6,401	—	—	35,784
Hollywood Casino Baton Rouge	20,667	—	—	3,810	(46)	—	24,431
Argosy Casino Alton	7,300	—	—	2,687	(4)	—	9,983
Hollywood Casino Tunica (2)	1,443	—	5,209	3,067	41	—	9,760
Hollywood Casino Bay St. Louis	3,355	—	—	7,576	79	—	11,010
Argosy Casino Sioux City	9,597	—	80	2,485	(1)	—	12,161
Boomtown Biloxi	4,348	—	—	6,166	(78)	—	10,436
Hollywood Slots Hotel and Raceway	620	—	—	6,491	—	—	7,111
Bullwhackers	265	—	—	405	(48)	—	622
Black Gold Casino at Zia Park	13,103	—	—	2,211	—	—	15,314
Hollywood Casino Perryville (3)	6,757	—	—	3,476	—	—	10,233
M Resort (4)	542	—	—	584	—	—	1,126
Casino Rama management service contract	6,678	—	—	—	—	—	6,678
Raceway Park	(628)	—	—	140	—	—	(488)
Sanford-Orlando Kennel Club	161	—	—	83	—	—	244
Beulah Park (5)	(1,582)	—	—	415	10	—	(1,157)
Rosecroft Raceway (6)	(1,057)	—	—	358	—	—	(699)
Unconsolidated affiliates	—	—	—	—	—	(1,923)	(1,923)
Corporate overhead	(55,718)	12,349	—	3,546	—	—	(39,823)
Total	$263,327	$12,349	$(13,249)	$107,388	$(234)	$(1,923)	$367,658

Six Months Ended June 30, 2010

	Income (loss) from operations	Charge for stock compensation	Impairment losses	Insurance deductible charges	Depreciation and amortization	(Gain) loss on disposal of assets	Loss from unconsolidated affiliates	Adjusted EBITDA
Hollywood Casino at Charles Town Races	$48,115	$—	$—	$—	$12,205	$(10)	$—	$60,310
Hollywood Casino Lawrenceburg	48,100	—	240	—	19,004	(30)	—	67,314
Hollywood Casino at Penn National Race Course	15,002	—	—	—	17,123	95	—	32,220
Hollywood Casino Aurora	14,631	—	—	—	3,634	534	—	18,799
Hollywood Casino Joliet	12,427	—	—	214	5,983	(59)	—	18,565
Argosy Casino Riverside	27,540	—	—	—	6,359	(1)	—	33,898
Hollywood Casino Baton Rouge	17,674	—	—	—	4,551	113	—	22,338
Argosy Casino Alton	5,106	—	—	—	2,861	(2)	—	7,965
Hollywood Casino Tunica	9,186	—	—	—	3,217	15	—	12,418
Hollywood Casino Bay St. Louis	998	—	—	—	7,148	281	—	8,427
Argosy Casino Sioux City	8,354	—	—	—	2,184	5	—	10,543
Boomtown Biloxi	3,157	—	—	—	6,133	(16)	—	9,274
Hollywood Slots Hotel and Raceway	(295)	—	—	—	6,875	—	—	6,580
Bullwhackers	(1,060)	—	—	—	445	—	—	(615)
Black Gold Casino at Zia Park	11,624	—	—	—	2,314	12	—	13,950
Hollywood Casino Perryville	(775)	—	—	—	—	—	—	(775)
Casino Rama management service contract	6,496	—	—	—	—	—	—	6,496
Raceway Park	(606)	—	—	—	200	—	—	(406)
Sanford-Orlando Kennel Club	37	—	—	—	255	—	—	292
Unconsolidated affiliates	—	—	—	—	—	—	(1,837)	(1,837)
Corporate overhead	(81,649)	13,053	30,486	—	3,342	—	—	(34,768)
Total	$144,062	$13,053	$30,726	$214	$103,833	$937	$(1,837)	$290,988

(1)	Table games were added to these two properties in July 2010, which significantly benefited results compared to the prior year.
(2)	Hollywood Casino Tunica was closed from May 1, 2011 to May 25, 2011 due to flooding.
(3)	Hollywood Casino Perryville opened to the public on September 27, 2010.
(4)

The conversion of all of the outstanding bank and subordinated debt of the M Resort into its ownership was completed on June 1, 2011 and results were negatively impacted by transaction costs of $957 thousand.

(5)	Beulah Park was acquired on July 1, 2010.
(6)	Rosecroft Raceway was acquired on February 28, 2011. The Company is currently in the process of developing a financially viable plan for operating the track.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenues
Gaming	$622,873	$543,190	$1,231,984	$1,086,563
Food, beverage and other	94,391	84,752	179,680	165,184
Management service fee	4,037	4,012	7,354	7,206
Revenues	721,301	631,954	1,419,018	1,258,953
Less promotional allowances	(33,422)	(33,643)	(64,116)	(68,319)
Net revenues	687,879	598,311	1,354,902	1,190,634

Operating expenses
Gaming	327,033	289,621	647,789	580,482
Food, beverage and other	75,257	66,628	143,849	129,848
General and administrative	102,322	106,953	205,798	201,469
Depreciation and amortization	54,230	52,653	107,388	103,833
Impairment losses	—	30,590	—	30,726
Insurance recoveries, net of deductible charges	(11,555)	155	(13,249)	214
Total operating expenses	547,287	546,600	1,091,575	1,046,572
Income from operations	140,592	51,711	263,327	144,062

Other income (expenses)
Interest expense	(26,109)	(32,911)	(55,135)	(67,203)
Interest income	96	611	149	1,341
Gain (loss) from unconsolidated affiliates	431	(425)	(1,923)	(1,837)
Loss on early extinguishment of debt	—	(519)	—	(519)
Other	(701)	1,307	(2,344)	(14)
Total other expenses	(26,283)	(31,937)	(59,253)	(68,232)

Income from operations before income taxes	114,309	19,774	204,074	75,830
Taxes on income	38,320	12,802	76,557	32,703
Net income including noncontrolling interests	75,989	6,972	127,517	43,127
Less: Net loss attributable to noncontrolling interests	—	(2,184)	—	(2,193)
Net income attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries	$75,989	$9,156	$127,517	$45,320

Earnings per common share attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries:
Basic earnings per common share	$0.79	$0.09	$1.32	$0.47
Diluted earnings per common share	$0.71	$0.09	$1.19	$0.42

Weighted-average common shares outstanding:
Basic	78,387	78,717	78,275	78,641
Diluted	107,523	106,795	107,247	106,918

M Resort - Results for the Three and Six Months Ended June 30, 2011 and 2010

On June 1, 2011, Penn National Gaming announced that following its October 2010 purchase of all of the outstanding debt of M Resort for $230.5 million and the receipt of requisite regulatory approvals, it acquired the business in exchange for the debt.  Penn National Gaming purchased the M Resort debt from Bank of Scotland plc in October 2010 at which time the Company also secured the right to acquire the business of M Resort in exchange for the property’s outstanding debt obligations.

The tables below summarize the operating performance of M Resort during the three and six month periods ended June 30, 2011 and 2010.  Although Penn National Gaming did not own M Resort during the entire three and six month periods ended June 30, 2011 and 2010, the Company believes that this data is useful to investors in considering the value this transaction brings to Penn National Gaming.

	NET REVENUES		ADJUSTED EBITDA (1) (2)
	(in thousands)		(in thousands)
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
M Resort	$43,097	$41,869	$4,263	$4,542

	NET REVENUES		ADJUSTED EBITDA (1) (2)
	(in thousands)		(in thousands)
	Six Months Ended	Six Months Ended	Six Months Ended	Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
M Resort	$83,748	$81,817	$10,497	$9,051

(1)

Adjusted EBITDA is income (loss) from operations, excluding the impact of stock compensation, impairment losses, insurance recoveries and deductible charges, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of loss from unconsolidated affiliates. A reconciliation of income from operations per GAAP to adjusted EBITDA is below.

(2)

Adjusted EBITDA results for the three month and six month periods ended June 30, 2011 were negatively impacted by transaction costs of $1.3 million and $1.4 million, respectively. Excluding these transaction costs adjusted EBITDA would have been $5.6 million and $11.9 million for the three month and six month periods ended June 30, 2011, respectively.

Reconciliation of Income from operations (GAAP) to Adjusted EBITDA

Three Months Ended June 30, 2011

	Income from operations	Depreciation and amortization	Loss on disposal of assets	Adjusted EBITDA
M Resort	$2,232	$1,897	$134	4,263

Three Months Ended June 30, 2010

	Income from operations	Depreciation and amortization	Loss on disposal of assets	Adjusted EBITDA
M Resort	$(9,862)	$13,879	$525	4,542

Reconciliation of Income from operations (GAAP) to Adjusted EBITDA (continued)

Six Months Ended June 30, 2011

	Income from operations	Depreciation and amortization	Loss on disposal of assets	Adjusted EBITDA
M Resort	$6,318	$4,045	$134	10,497

Six Months Ended June 30, 2010

	Income from operations	Depreciation and amortization	Loss on disposal of assets	Adjusted EBITDA
M Resort	$(19,184)	$27,710	$525	9,051

Diluted Share Count Methodology

Reflecting the issuance of 12,500 shares on October 30, 2008 of the $1.25 billion, zero coupon, Series B Redeemable Preferred Stock and the repurchase of 225 shares in the first quarter of 2010, Penn National Gaming is required to adjust its diluted weighted average outstanding share count for the purposes of calculating diluted earnings per share as follows:

•                  When the price of Penn National Gaming’s common stock is less than $45, the diluted weighted average outstanding share count is increased by 27,277,778 shares (regardless of how much the stock price is below $45);

•                  When the price of Penn National Gaming’s common stock is between $45 and $67, the diluted weighted average outstanding share count will be increased by an amount which can be calculated by dividing the $1.23 billion (face value) by the current price per share.  This will result in an increase in the diluted weighted average outstanding share count of between 18,320,896 shares and 27,277,778 shares depending on the current share price; and,

•                  When the price of Penn National Gaming’s common stock is above $67, the diluted weighted average outstanding share count will be increased by 18,320,896 shares (regardless of how much the stock price exceeds $67).

Reconciliation of Non-GAAP Measures to GAAP

Adjusted EBITDA, or earnings before interest, taxes, stock compensation, impairment losses, insurance recoveries and deductible charges, depreciation and amortization, gain or loss on disposal of assets, and other income or expenses, and inclusive of loss from unconsolidated affiliates, is not a measure of performance or liquidity calculated in accordance with GAAP.  Adjusted EBITDA information is presented as a supplemental disclosure, as management believes that it is a widely used measure of performance in the gaming industry.  In addition, management uses adjusted EBITDA as the primary measure of the operating performance of its properties, including the evaluation of operating personnel.  Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with GAAP.  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in adjusted EBITDA.  It should also be noted that other gaming companies that report adjusted EBITDA information may calculate adjusted EBITDA in a different manner than the Company.  Adjusted EBITDA is presented as a supplemental disclosure, as management believes that it is a principal basis for the valuation of gaming companies, as this measure is considered by many to be a better indicator of the Company’s operating results than diluted net income (loss) attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries per GAAP.  A reconciliation of the Company’s adjusted EBITDA to net income (loss) attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries per GAAP, as well as the Company’s adjusted EBITDA to income (loss) from operations per GAAP, is included in the accompanying financial schedules.

A reconciliation of each property’s adjusted EBITDA to income (loss) from operations is included in the financial schedules herein.  On a property level, adjusted EBITDA is reconciled to income (loss) from operations per GAAP, rather than net income (loss) attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries per GAAP due to, among other things, the impracticability of allocating interest expense, interest income, income taxes and certain other items to the Company’s various properties on a property-by-property basis.  Management believes that this presentation is more meaningful to investors in evaluating the performance of the Company’s individual properties and is consistent with the reporting of other gaming companies.

Conference Call, Webcast and Replay Details

Penn National Gaming, through its subsidiaries, is hosting a conference call and simultaneous webcast at 10:00 am ET today, both of which are open to the general public.  The conference call number is 212/231-2917; please call five minutes in advance to ensure that you are connected prior to the presentation.  Questions will be reserved for call-in analysts and investors.  Interested parties may also access the live call on the Internet at www.pngaming.com; allow 15 minutes to register and download and install any necessary software.  A replay of the call can be accessed for thirty days on the Internet at www.pngaming.com.

This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pngaming.com in the “News” section (select link for “Press Releases”).

About Penn National Gaming

Penn National Gaming, through its subsidiaries, owns, operates or has ownership interests in gaming and racing facilities with a focus on slot machine entertainment.  The Company presently operates twenty-six facilities in eighteen jurisdictions, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Maine, Maryland, Mississippi, Missouri, Nevada, New Jersey, New Mexico, Ohio, Pennsylvania, Texas, West Virginia, and Ontario.  In aggregate, Penn National’s operated facilities feature approximately 29,000 gaming machines, approximately 600 table games, 2,400 hotel rooms and 1.1 million square feet of gaming floor space.

Through a joint venture, Penn National is developing a full casino at Kansas Speedway in Kansas City, which is anticipated to open in the first quarter of 2012, and is also developing casinos in Toledo and Columbus, Ohio, with openings targeted for 2012.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations.  Although Penn National Gaming, Inc. and its subsidiaries (collectively, the “Company”) believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially from our expectations.  Meaningful factors that could cause actual results to differ from expectations include, but are not limited to, risks related to the following: our ability to receive, or delays in obtaining, the regulatory approvals required to own, develop and/or operate our facilities, or other delays or impediments to completing our planned acquisitions or projects, including favorable resolution of any related litigation; our ability to secure state and local permits and approvals necessary for construction; construction factors, including delays, unexpected remediation costs, local opposition and increased cost of labor and materials; the passage of state, federal or local legislation (including referenda) that would expand, restrict, further tax, prevent or negatively impact operations in or adjacent to the jurisdictions in which we do business (such as a smoking ban at any of our facilities) or in jurisdictions where we seek to do business; the effects of local and national economic, credit, capital market, housing, and energy conditions on the economy in general and on the gaming and lodging industries in particular; the activities of our competitors and the emergence of new competitors; increases in the effective rate of taxation at any of our properties or at the corporate level; our ability to recover proceeds on significant insurance claims; our ability to identify attractive acquisition and development opportunities and to agree to terms with partners for such transactions; the costs and risks involved in the pursuit of such opportunities and our ability to complete the acquisition or development of, and achieve the expected returns from, such opportunities; our expectations for the continued availability and cost of capital; the maintenance of agreements with our horsemen, pari-mutuel clerks and other organized labor groups; the outcome of pending legal proceedings; changes in accounting standards; our dependence on key personnel; the impact of terrorism and other international hostilities; the impact of weather; and other factors as discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC.  The Company does not intend to update publicly any forward-looking statements except as required by law.

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